Exhibit 15.4

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-11220, 333-1946, 333-10794, 333-113552, 333-132221 and 333-149553) of Magic Software Enterprises Ltd., of our report dated Januay 30, 2009 with respect to the financial statements of Magic Software Japan K.K. as of December 31, 2008, which report appears in the Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended December 31, 2008.

/s/ KDA Audit Corporation —————————————— KDA Audit Corporation Registered Auditors

Tokyo, Japan
March 31, 2009